SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549




                               FORM 8-K


                            CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest        Commission File Number 1-8138
 event reported):  March 17, 1998





                   ALARMGUARD HOLDINGS, INC.



Incorporated in Delaware            IRS Employee Identification Number:
                                                 33-0318116


Principal Executive Office:                 Telephone:  (203) 795-9000
  125 Frontage Road
  Orange, CT   06477


     Item 2.  Acquisition or Disposition of Assets

          On March 17, 1998, Alarmguard, a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Alarmguard"), acquired (the "Acquisition") certain assets of Security Systems, Inc. ("Sentry"), headquartered in Malden, Massachusetts, pursuant to an Asset Purchase and Sale Agreement, dated as of March 9, 1998 (the "Asset Purchase Agreement"), among Alarmguard, Sentry and the stockholders of Sentry (collectively the "Sellers").

     The assets purchased include substantially all of the assets of Sentry's alarm installation and monitoring business, including accounts receivable, inventory, property and equipment, customer accounts and intangibles. Sentry is a security alarm installation and monitoring company doing business primarily in Massachusetts, Maine, Rhode Island and Connecticut. Sentry also has a security guard protection business that Alarmguard is not purchasing. At closing, Sentry's alarm monitoring business had approximately 26,000 subscribers with Monthly Recurring Revenue ("MMR") of approximately $600,000. (MRR means monthly recurring revenue that a company is entitled to receive under contracts in effect at the end of such period. MRR is a term commonly used in the security alarm industry as a measure of the size of a company. It does not measure profitability or performance, and does not include any allowance for further subscriber attrition or for uncollectible accounts receivable.)

     At the closing of the Acquisition (the "Closing"), Alarmguard paid to the sellers, as the purchase price for the assets, (i) $23.8 million in cash (which included $850,000 previously paid as a cash deposit) and (ii) an escrowed amount of $2.6 million held by a financial institution of which is due upon the completion of certain post-closing adjustments to the purchase price based upon a review of the value of Sentry's assets as of the Closing.

     Pursuant to the Asset Purchase Agreement, the Sellers have agreed to indemnify Alarmguard against losses due to breaches of representations or covenants contained in the Asset Purchase
Agreement.

     The purchase price for the Assets was funded with cash balances of the Registrant and with borrowings under Alarmguard's senior secured revolving credit facility . The amount of the purchase price was based primarily on the MRR generated by the Sentry assets purchased as of the date of Closing and was determined in arm's-length negotiations between SSH and the Sellers. The acquisition will be accounted for under the purchase method of accounting, whereby the purchase price will be allocated to the assets acquired based on their relative fair values on the date of Closing.

     The Asset Purchase Agreement, and the Non-Compete Agreement are filed as exhibits to this Report on Form 8-K and are incorporated herein by reference.

Item 7.   Financial Statement, Pro Forma Financial Information and
Exhibits.

     (a). Financial Statements of Business Acquired.

               It is impracticable at this time to file the required financial statements for the acquired business. The Registrant will file such financial statements as soon as practicable, but not later than 60 days after the date on which this Report on Form 8-K is required to be filed.

     (b). Pro Forma Financial Information.

               It is impracticable to provide the required pro forma financial statements for the acquired business. The Registrant will file such financial statements as soon as practicable, but not later than 60 days after the date on which this Report on Form 8-K is required to be filed.

     (c).      Exhibits.

     Number         Exhibit

     10.12 Asset Purchase Agreement, dated March 9, 1998, between Security Systems Holdings, Inc. and the Sellers incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K filed on March 31, 1998.

     10.13     Non-Compete Agreement between Security Systems
               Holdings, Inc and the Sellers, dated as of March 16, 1998.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   ALARMGUARD HOLDINGS, INC.


Dated:  April 1, 1998                        By: /s/ David Heidecorn
                                        David Heidecorn
                                        Executive Vice President &
                                        Chief Financial Officer

                             EXHIBIT INDEX


     Exhibit
     No.       Exhibit

     10.12 Asset Purchase Agreement, dated March 9, 1998, between Security Systems Holdings, Inc. and the Sellers incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K filed on March 31, 1998.

     10.13     Non-Compete Agreement between Security Systems
               Holdings, Inc and the Sellers, dated as of March 16, 1998.